UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 15, 2016

DESTINATION XL GROUP, INC.

(Exact name of Registrant as Specified in Its Charter)

Delaware	01-34219	04-2623104
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

555 Turnpike Street, Canton, Massachusetts		02021
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (781) 828-9300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Compensatory Arrangements of Certain Officers

On March 15, 2016, the Compensation Committee of Destination XL Group, Inc. (the “Company”) approved the Destination XL Group, Inc. Long-Term Incentive Plan (the “LTIP”), pursuant to which the Company’s executives (which includes its Named Executive Officers) and certain other members of management are eligible to participate. The new LTIP succeeds the Company’s current 2013-2016 Long-Term Incentive Plan (“2013-2016 LTIP”) and its 2016 Destination XL Group, Inc. Long-Term Incentive Wrap-Around Plan (“Wrap-Around Plan,” and together with the 2013-2016 LTIP the “Existing Plans”), both of which will expire at the end of fiscal 2016.

The Existing Plans were primarily established to help retain the Company’s management team during its initial transition to its DXL store format, while tying any reward earned to the achievement of this long-term objective. As the Company continues with the DXL concept beyond the initial implementation/roll-out phase, the Compensation Committee has adopted the new LTIP to continue to align the Company with the best practices of similar long-term incentive plans of its peers. The new LTIP will continue to support the Company’s ongoing efforts to attract, retain and develop exceptional talent and enable it to provide incentives directly linked to the Company’s short and long-term objectives as well as increased shareholder value.

Under the terms of the new LTIP, each year the Compensation Committee will establish performance targets which will cover a two-year period performance period (each a “Performance Period”), thereby creating overlapping Performance Periods. Each participant in the plan will be entitled to receive an award based on that participant’s “Target Cash Value” which is defined as the participant’s annual base salary (on the participant’s effective date) multiplied by his or her long-term incentive program percentage, which is 100% for the Company’s Chief Executive Officer, 70% for its senior executives and 25% for other participants in the plan. Because of the overlapping two-year Performance Period, the Target Cash Value for any award is based on one year of annual salary, as opposed to two years to avoid overlapping awards in any given fiscal year.

For each participant, 50% of the Target Cash Value is subject to time-based vesting and 50% is subject to performance-based vesting.  The time-vested portion of the award will vest in two installments with 50% of the time-vested portion vesting on April 1 following the fiscal year end which marks the end of the applicable Performance Period and 50% vesting on April 1 the succeeding year. The performance-based vesting is subject to the achievement of the performance target(s) for the applicable Performance Period.   Any performance award granted will vest on August 31 following the end of the applicable Performance Period.

The Compensation Committee also established two performance targets for the fiscal 2016-2017 Performance Period under the new LTIP, each weighted 50%:

•	EBITDA for fiscal 2017, defined as earnings before interest, taxes, depreciation and amortization. (minimum threshold 85% of target; maximum award 115% of target)
•

DXL Comparable Store Marginal Cash-Over-Cash Return, defined as the aggregate of each comparable DXL store’s four-wall cash flow for fiscal 2017 divided by the aggregate capital investment, net of any tenant allowance, for each comparable DXL store.  (minimum threshold 92% of target; maximum award 108% of target)

The foregoing description of the LTIP is qualified in its entirety by reference to the full text of the plan, which is filed herewith as Exhibit 10.1 and incorporated herein by this reference.

ITEM 9.01Financial Statements and Exhibits.

(d) Exhibits

Exhibit No. Description

10.1Destination XL Group, Inc. Long-Term Incentive Plan

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DESTINATION XL GROUP, INC.
Date:	March 21, 2016	By:	/s/ Robert S. Molloy
Robert S. Molloy
Senior Vice President, General Counsel and Secretary

Exhibit List

Exhibit No. Description

10.1Destination XL Group, Inc. Long-Term Incentive Plan

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